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                                                                   Exhibit 21.1


                         DSC COMMUNICATIONS CORPORATION


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                              Subsidiaries                                      Incorporated in
                              ------------                                      ---------------

 DSC Communications (Asia Pacific) PTE LTD                                         Singapore
 DSC Communications (Cayman) Ltd.                                                Cayman Islands
 DSC Communications (Far East) Limited                                             Hong Kong
 DSC Communications A/S                                                             Denmark
 DSC Communications Canada Inc.                                                      Canada
 DSC Communications Dedicom A/S                                                     Denmark
 DSC Communications Limited                                                      United Kingdom
 DSC Communications Polska Sp.Z.o.o.                                                 Poland
 DSC Communications PTY. Ltd.                                                      Australia
 DSC Communications Technics Ltd.                                                United Kingdom
 DSC Comunicaciones de Costa Rica, S.A.                                            Costa Rica
 DSC Comunicaciones de Mexico, S.A. de C.V.                                          Mexico
 DSC Comunicacoes Ltda.                                                              Brazil
 DSC Finance Corporation                                                            Delaware
 DSC Finance PTY Ltd.                                                              Australia
 DSC Global Export Ltd.                                                             Barbados
 DSC International Corporation                                                      Delaware
 DSC Japan Inc. (1)                                                                  Japan
 DSC Kommunikationsdienste GmbH                                                     Germany
 DSC Korea, Inc.                                                                    Delaware
 DSC Local Networks (Europe) Limited                                             United Kingdom
 DSC Marketing Services, Inc.                                                       Delaware
 DSC of Puerto Rico, Inc.                                                           Delaware
 DSC of the Virgin Islands, Inc.                                                 Virgin Islands
 DSC Taiwan, Inc.                                                                   Delaware
 DSC Technologies Corporation                                                       Delaware
 DSC Telecom Inc.                                                                    Nevada
 DSC Telecommunications Corporation                                                 Delaware
 Fibcom India Limited(2)                                                             India
 Netman A/S(3)                                                                      Denmark
 Sildor Investments B.V.                                                              (4)
 TMN A/S(5)                                                                         Denmark
 TMN Udvikling I/S                                                                  Denmark


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(1) Jointly-owned with Mitsubishi Corporation

(2) Jointly-owned company with Indian Telephone Industries Ltd. and The Industrialization Fund for Developing Countries

(3) Jointly-owned company with Digital Equipment Corporation

(4) Delaware and The Netherlands

(5) Participant in a partnership, TMN Udvikling I/S, with Copenhagen Telephone and Jutland Telephone